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                                                                   Exhibit 10.34


                              OFFICE BUILDING LEASE

                                     BETWEEN

                        BALBOA BOULEVARD BUILDING, G.P.,

                                    LANDLORD

                                       AND

                           MAXWELL TECHNOLOGIES, INC.,

                                     TENANT


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
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                                TABLE OF CONTENTS

                                                                                                             PAGE

1.       BASIC LEASE TERMS......................................................................................1
2.       PREMISES...............................................................................................3
3.       TERM...................................................................................................3
4.       POSSESSION.............................................................................................3
5.       RENT...................................................................................................3
6.       OPERATING EXPENSES.....................................................................................4
7.       INTENTIONALLY OMITTED..................................................................................5
8.       USE....................................................................................................5
9.       NOTICES................................................................................................6
10.      BROKERS................................................................................................6
11.      SURRENDER; HOLDING OVER................................................................................6
12.      TAXES ON TENANT'S PROPERTY.............................................................................7
13.      ALTERATIONS............................................................................................7
14.      REPAIRS................................................................................................9
15.      LIENS.................................................................................................10
16.      ENTRY BY LANDLORD.....................................................................................10
17.      UTILITIES AND SERVICES................................................................................10
18.      ASSUMPTION OF RISK AND INDEMNIFICATION................................................................11
19.      INSURANCE.............................................................................................11
20.      DAMAGE OR DESTRUCTION.................................................................................13
21.      EMINENT DOMAIN........................................................................................14
22.      DEFAULTS AND REMEDIES.................................................................................15
23.      LANDLORD'S DEFAULT....................................................................................17
24.      ASSIGNMENT AND SUBLETTING.............................................................................17
25.      SUBORDINATION  .......................................................................................19
26.      ESTOPPEL CERTIFICATE..................................................................................19
27.      INTENTIONALLY OMITTED.................................................................................19
28.      RULES AND REGULATIONS.................................................................................19
29.      MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.....................................19
30.      DEFINITION OF LANDLORD................................................................................20
31.      WAIVER................................................................................................20
32.      PARKING...............................................................................................20
33.      FORCE MAJEURE.........................................................................................20
34.      SIGNS.................................................................................................20
35.      LIMITATION ON LIABILITY...............................................................................21
36.      FINANCIAL STATEMENTS..................................................................................21
37.      QUIET ENJOYMENT.......................................................................................21
38.      MISCELLANEOUS.........................................................................................21
39.      EXECUTION OF LEASE....................................................................................22

EXHIBITS:

A-I      Site Plan of Premises
A-II     Legal Description
B        Intentionally Omitted
C        Work Letter Agreement
D        Notice of Lease Term Dates
E        Definition of Operating Expenses
F        Intentionally Omitted
G        Estoppel Certificate
H        Rules and Regulations


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                              OFFICE BUILDING LEASE


This OFFICE BUILDING LEASE ("Lease") is entered into as of this 28th day of March, 2000, by and between BALBOA BOULEVARD BUILDING, G.P., a general partnership ("Landlord"), and MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) LANDLORD: BALBOA BOULEVARD BUILDING, G.P., a general partnership.

(b) LANDLORD'S ADDRESS (FOR NOTICES):

         c/o The Philip MacDonald Company
         2925 Bristol Street
         Costa Mesa, California  92626
         Attention:  Philip MacDonald

or such other place as Landlord may from time to time designate by notice to Tenant.

(c) TENANT: MAXWELL TECHNOLOGIES, INC., a Delaware corporation.

(d) TENANT'S ADDRESS (FOR NOTICES):

         Maxwell Technologies, Inc.
         9275 Sky Park Court
         San Diego, California  92123
         Attention:  Don Roberts

or such other place as Tenant may from time to time designate by notice to Landlord.

(e) BUILDING: A one (1) story building located at 9244 Balboa Avenue in the City of San Diego (the "City"), County of San Diego (the "County"), State of California (the "State"), which Building for all purposes of this Lease the parties agree contains 45,530 total Rentable Square Feet as shown on the site plan attached hereto as EXHIBIT "A-I". The parties hereto stipulate and agree as to the "Rentable Square Footage" of the Premises and there shall be no remeasure of the Premises for purposes of adjusting any payments from time to time due under this Lease.

(f) PREMISES: The Building, the legal parcel of land upon which the Building is located (the "Land"), and all other improvements thereon including, without limitation, all parking areas, landscaping and signs, as generally shown on the site plan attached hereto as EXHIBIT "A-I". The legal description of the Land is described in EXHIBIT "A-II" attached hereto.

(g) TERM: Seven (7) Lease Years (as defined in Paragraph 3 hereof).

(h) INTENTIONALLY OMITTED.

(i) COMMENCEMENT DATE: The date on which the Term of this Lease will commence as determined in accordance with the provisions of EXHIBIT "C" and as stated on EXHIBIT "D".

(j) INITIAL MONTHLY BASE RENT: $54,636.00 ($1.20/RSF/mo.), subject to adjustment as provided in Subparagraph 1(k) below and as otherwise provided in this Lease.

(k) ADJUSTMENT TO MONTHLY BASE RENT: Monthly Base Rent will be adjusted in accordance with the following:

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     Effective on the first (1st) anniversary of the Commencement Date and annually thereafter (the "CPI Adjustment Date(s)"), the Monthly Base Rent in effect immediately before each CPI Adjustment Date shall be increased in accordance with a percentage increase, if any, in the Index (as hereinafter defined), to an amount which is equal to the product of (i) the Index for the fourth (4th) month preceding the month in which the applicable CPI Adjustment Date occurs, multiplied by (ii) the Monthly Base Rent which was in effect immediately prior to the applicable CPI Adjustment Date, divided by (iii) the Basic Index (as hereinafter defined); provided, however, in no event shall the Monthly Base Rent in effect after any CPI Adjustment Date be less than the Monthly Base Rent in effect immediately preceding the CPI Adjustment Date. The parties intend that the foregoing equation result in a compounding of adjustments to Monthly Base Rent. The "Index" shall mean the Consumer Price Index, All Items, 1982-1984 = 100, All Urban Consumers, for the Los Angeles/Anaheim/Riverside, California Area, as published by the United States Department of Labor, Bureau of Labor Statistics, or its successor index, and the "Basic Index" shall mean the Index published for the fourth (4th) month preceding the month in which the Commencement Date occurs for the first adjustment to the Monthly Base Rent, and for each succeeding adjustment, the Basic Index will be the Index for the fourth (4th) month preceding the month in which the most recent CPI Adjustment Date occurred. In the event the compilation or publication of the Index shall be transferred to any other governmental department, bureau or agency or shall be discontinued, the index most nearly the same as the Index shall be used to make such calculation. Notwithstanding the foregoing, in no event shall Monthly Base Rent increase annually by more than five percent (5%) of the Monthly Base Rent in effect immediately prior to any such increase.

(l) BASE YEAR OPERATING EXPENSES: Base Year Operating Expenses means that portion of Operating Expenses as described in Paragraph 6 below which Landlord has included in Monthly Base Rent, which, for purposes of this Lease, will be an amount equal to Operating Expenses for the base year which is first Lease Year; provided, however, the base year for Real Property Taxes and Assessments (as defined in EXHIBIT "E" attached hereto) shall be the actual Real Property Taxes and Assessments applicable to the Premises for the 2000/2001 fiscal tax year.

(m) TENANT IMPROVEMENTS: All tenant improvements installed or to be installed by Tenant within the Premises to prepare the Premises for occupancy pursuant to the terms of the Work Letter Agreement attached hereto as EXHIBIT "C".

(n) TENANT IMPROVEMENT ALLOWANCE: $1,365,900 ($30.00 per Rentable Square Foot of the Building), to be applied as provided in the Work Letter Agreement attached hereto as EXHIBIT "C".

(o) PERMITTED USE: General office use, research and development, light manufacturing and associated functions to the extent permitted under the existing M-1B zoning.

(p) BROKER(S): CB Richard Ellis representing both Tenant and Landlord.

(q) INTEREST RATE: For any event giving rise the imposition of interest pursuant to this Lease, the interest rate will be ten percent (10%) per annum.

(r) EXHIBITS: "A-I" through "H", inclusive, exclusive of EXHIBITS "B" and "F," which Exhibits are attached to this Lease and incorporated herein by this reference. As provided in Paragraph 3 below, a completed version of EXHIBIT "D" will be delivered to Tenant after the Commencement Date. 2.

PREMISES.

(a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, as defined in Subparagraph 1(f), which includes but is not limited to the Building as improved or to be improved with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto as EXHIBIT "C".

(b) MUTUAL COVENANTS. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform their respective obligations under this Lease.

3. TERM. The term of this Lease ("Term") will be for the period designated in Subparagraph 1(g), commencing on the Commencement Date. Each consecutive twelve
(12) month period of the Term of this Lease, commencing on the Commencement Date, will be referred to herein as a "Lease Year". Landlord's Notice of Lease Term Dates ("Notice"), in the form of EXHIBIT "D" attached hereto, will set forth the Commencement Date and the date upon which the Term of this Lease shall end, and will be delivered to Tenant after Landlord delivers possession of the Premises to Tenant. The Notice will be binding upon Tenant unless Tenant objects to the Notice in writing within thirty (30) days of Tenant's receipt of the Notice.

4.       POSSESSION.

(a) DELIVERY OF POSSESSION. Landlord agrees to deliver to Tenant possession of the Premises in accordance with the terms of the Work Letter Agreement attached hereto as EXHIBIT "C". Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) the first installment of Monthly Base Rent; (ii) executed copies of policies of insurance or certificates thereof as required under Paragraph 19 of this Lease; and (iii) if Tenant is a corporation or partnership, such evidence of due formation, valid existence and authority as Landlord may reasonably require, which may include, without limitation, a certificate of good standing, certificate of secretary, articles of incorporation, statement of partnership, or other similar documentation.

(b) CONDITION OF PREMISES. Except for any express representations or warranties of Landlord contained in this Lease, Tenant will be deemed to have accepted the Premises in its condition on the date of delivery of possession and to have acknowledged that there are no items needing work or repair, latent defects of which Landlord is notified within one (1) year of the Commencement Date excepted. Tenant acknowledges that, except as expressly contained in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that Landlord will have no obligation to construct or complete any additional buildings or improvements within the Premises. As of the Commencement Date, Landlord, at its sole cost and expense, shall be responsible for causing the exterior of the Building and parking/drive areas located on the Land (collectively, the "Exterior Areas") to comply with the requirements of the Americans With Disabilities Act of 1990, as same has been and may be subsequently amended, and all rules and regulations promulgated pursuant thereto (the "ADA") which are in effect as of the Commencement Date. Except as provided herein, Landlord agrees to comply with the modifications or amendments to the ADA as to the Exterior Areas, as and when required under any amendments to the ADA at Landlord's sole expense; provided, however, that Tenant shall be responsible, at its sole cost and expense, for compliance with the ADA to the extent such compliance is mandated as a result of Tenant's use, alteration or occupancy of the Premises.

5. RENT.

(a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset except as set forth in this Paragraph 5, in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph l(k).

(b) ADDITIONAL RENT. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses (as defined in Paragraph 6 below), insurance and repairs will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(c) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below. Notwithstanding anything to the contrary contained in this Lease, wherever it is stipulated that interest is to accrue on an unpaid amount, such accrual shall not commence until thirty (30) days after the amount in question is due and payable.

6. OPERATING EXPENSES.

(a) OPERATING EXPENSES. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, all Operating Expenses as defined in EXHIBIT "E" attached hereto to the extent Operating Expenses exceed Base Year Operating Expenses.

(b) DECLINE IN EXPENSES. In the event Operating Expenses for any year are less than Base Year Operating Expenses, Tenant will not be entitled to a credit against any rent, additional rent or Operating Expenses payable hereunder.

(c) ACTUAL STATEMENT. By the date which is 90 days after the end of each Lease Year during the Term of this Lease, Landlord will deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding year determined in accordance with generally accepted accounting principles, consistently applied. If the Actual Statement reveals that the actual Operating Expenses are more than the total Base Year Operating Expenses, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement.

(d) MISCELLANEOUS. Any delay of less than one (1) year by Landlord in delivering any Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that (i) the foregoing time limit shall not apply to supplemental tax bills (so long as Tenant is promptly notified thereof), and (ii) Tenant will not be obligated to make any payments based on such Actual Statement until thirty (30) days after receipt of such Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any excess Operating Expenses over the Base Year Operating Expenses. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.

(e) AUDIT. In the event of any dispute as to the amount of Operating Expenses, Tenant or a "Big 6" accounting firm selected by Tenant will have the right, by prior written notice ("Audit Notice") given within ninety (90) days ("Audit Period") following receipt of an Actual Statement and at reasonable times during normal business hours, to audit Landlord's accounting records with respect to Operating Expenses relative to the year to which such Actual Statement relates at the offices of Landlord's property manager. Tenant will be supplied with copies of any existing records reasonably required by Tenant to perform this audit. Tenant must pay Operating Expenses when due pursuant to the terms of this Lease and may not withhold payment of Operating Expenses or any other rent pending results of the audit or during a dispute regarding Operating Expenses. The audit must be completed within sixty (60) days of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within seventy-five (75) days of the date of Tenant's Audit Notice. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If Landlord disagrees with the results of such audit, the dispute shall be resolved by arbitration in accordance with Paragraph 45 below. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge, less the actual, third-party costs incurred by Tenant in performing such audit. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord's determination of Operating Expenses as set forth in the relevant Actual Statement was in error in Landlord's favor by more than eight percent (8%) of the amount charged by Landlord to Tenant pursuant to such Actual Statement, then Landlord agrees to pay the reasonable, third-party costs of such audit incurred by Tenant. To the extent Landlord must pay the cost of such audit, such costs shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third party in connection with the audit, and no event will exceed the actual amount of the error (that is, without accounting for the 8% factor described above).

7. INTENTIONALLY OMITTED.

8. USE.

(a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Subparagraph 1(o) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.

(b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises or allow the Premises to be used, altered or occupied in violation of, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any reasonable requirements of the insurer of the Premises, or duly constituted public authority having jurisdiction over the Premises or the Building now or hereafter in force, including, without limitation, the requirements of the ADA, (ii) the requirements of the Board of Fire Underwriters and any other similar body, (iii) the Certificate of Occupancy issued for the Building, and (iv) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises and/or the Building. Tenant agrees to comply with the Rules and Regulations referenced in Paragraph 28 below. Tenant agrees not to cause, maintain or permit any nuisance or waste in, on, under or about the Premises. Notwithstanding anything contained in this Lease to the contrary, all transferable development rights related in any way to the Premises are and will remain vested in Landlord, and Tenant hereby waives any rights thereto.

(c) HAZARDOUS MATERIALS. Except for the Hazardous Materials which the original Tenant under this Lease must use in order to operate its business in the Premises (all of which Hazardous Materials still being subject to the remaining terms of this Paragraph 8(c)), Tenant agrees not to cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. In furtherance of the foregoing, (i) within one hundred twenty (120) days following the Commencement Date, Tenant shall in writing identify to Landlord the Hazardous Materials and quantities planned for use by Tenant in the Premises during the then-current Lease Year, and (ii) from time to time (but not more often than annually), upon Landlord's request, Tenant shall furnish to Landlord a written description of the Hazardous Materials and quantities used at the Premises during the most recent past calendar year. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or any of Tenant's Parties, up to the clean up standards imposed by law or governmental regulators having jurisdiction. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises and which are caused or knowingly permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or knowingly permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the clean up standards imposed by law or governmental regulators. As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. None of the foregoing is intended to reduce or expand Landlord's or Tenant's rights and obligations under any prior agreements to which Landlord and Tenant are parties concerning environmental remediation relating to Tenant's prior occupancy of the Premises. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other.

10. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(p), who Landlord shall pay in accordance with Landlord's separate agreements with said brokers. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder
(a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

11. SURRENDER; HOLDING OVER.

(a) SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph 20) excepted, with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule an inspection of the Premises to review the condition of the Premises and identify any Alterations and personal property which are to remain upon the Premises and which items Tenant is to remove, as well as any repairs Tenant is to make upon surrender of the Premises.

(b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, prorated on a daily basis. Notwithstanding the foregoing, by not less than one hundred (180) days prior written notice to Landlord, Tenant, provided it is not in default under this Lease, shall have the right to hold over for two (2) consecutive one hundred eighty (180) day terms at one hundred five percent (105%) of the prevailing market rate for the Premises as determined by Landlord (said 105% figure being referred to herein as the "Prevailing Rate"). Within ten (10) days following Landlord's receipt of Tenant's holdover notice, Landlord will advise Tenant of Landlord's determination of the Prevailing Rate ("Landlord's Prevailing Rate"). Tenant will then have a period of ten (10) days following receipt of Landlord's Prevailing Rate in which to either (x) demand appraisal in accordance with the procedures set forth below, (y) accept Landlord's Prevailing Rate, or (z) rescind such holdover notice. Tenant's failure to timely take any of the actions set forth in clauses (x), (y) or (z) immediately preceding shall constitute Tenant's acceptance of Landlord's Prevailing Rate and commitment to pay the holdover rate based thereon for the one hundred (180) day holdover term in accordance with the foregoing. If Tenant timely demands appraisal pursuant to the foregoing ("Tenant's Demand for Appraisal"), then the following shall apply:

(i) For a period of ten (10) days following Landlord's receipt of Tenant's Demand for Appraisal, Landlord and Tenant will attempt in good faith to agree upon the Prevailing Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such Prevailing Rate within such ten (10) day period of time (the "Outside Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

(ii) Landlord and Tenant shall each appoint one (1) independent, unaffiliated real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable properties in the Comparison Area (as defined in Paragraph 40(c) hereof). Each such broker will be appointed within ten (10) days after the Outside Date.

(iii) The two (2) brokers so appointed will, within ten (10) days of the date of the appointment of the last appointed broker, agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) brokers.

(iv) The determination of the brokers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Date) Prevailing Rate is the closest to the actual Prevailing Rate as determined by the brokers, taking into account the meaning of "fair market rental rate" as defined in Paragraph 40(c) hereof.

(v) The three (3) brokers shall, within ten (10) days of the appointment of the third broker, reach a decision as to whether the parties shall use Landlord's or Tenant's last submitted (on the Outside Date) Prevailing Rate, and shall notify Landlord and Tenant thereof.

(vi) The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant and neither party will have the right to undo Tenant's exercise of the right to remain for one hundred (180) extra days or reject the brokers' determination. The cost of each party's broker shall be the responsibility of the party selecting such broker, and the cost of the third broker shall be shared equally by Landlord and Tenant.

(vii) If either Landlord or Tenant fails to appoint a broker within the time period specified in clause (ii) above, the broker appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such broker's decision shall be binding upon Landlord and Tenant and neither party will have the right to undo Tenant's exercise of its right to stay one hundred eighty (180) extra days or reject the broker's determination.

(viii) If the two (2) brokers fail to agree upon and appoint a third broker, then the parties' last submitted (on the Outside Date) Prevailing Rates shall be averaged and such figure shall be binding upon Landlord and Tenant and neither party will have the right to undo Tenant's exercise of its right to stay one hundred eighty (180) extra days or reject such average figure.

(ix) In the event that the Prevailing Rate is not established prior to the end of the then-current Term, Landlord's Prevailing Rate will be used until a determination is made in accordance with the foregoing, at which time the parties shall settle any overpayment by Tenant on the next Monthly Base Rent payment date following not less than thirty (30) days after such determination.

Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12. TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid to Landlord and/or the applicable taxing authority under protest.

13. ALTERATIONS. After installation of the initial Tenant Improvements for the Building pursuant to EXHIBIT "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Building and/or the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

(a) PROHIBITED ALTERATIONS. Tenant may not make any Alterations which: (i) affect any area outside the Premises; (ii) have a materially adverse affect on the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building; (iv) in the reasonable opinion of Landlord, lessen the value of the Premises; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Twenty-Five Thousand Dollars ($25,000) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities.

(c) CONTRACTORS. Alterations may be made or installed only by contractors and subcontractors which have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

(d) MANNER OF PERFORMANCE. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; and (iv) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(e) OWNERSHIP. The Tenant Improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord shall, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations (which approval Landlord will not unreasonably withhold), identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve as provided in this Paragraph 13. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal.

(f) PLAN REVIEW. Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs for general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within thirty (30) days after Tenant's receipt of invoices either from Landlord or such consultants. In addition, Tenant agrees to pay Landlord, within thirty (30) days after completion of any Alterations, a fee to cover Landlord's costs of supervising and administering the installation of such Alterations, in the amount of five percent (5%) of the cost of such Alterations, but in no event less than Two Hundred Fifty Dollars ($250.00) or more than One Thousand Dollars ($1,000.00).

(g) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

(h) REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, (i) if the failure to remove such property or Alterations materially impairs Landlord's ability to promptly relet the Premises, treat such failure as a hold-over pursuant to Subparagraph 11(b) above, and/or (ii) Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or

Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity:
(a) remove and store such items; and/or (b) upon ten (10) days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14. REPAIRS.

(a) LANDLORD'S OBLIGATIONS. Landlord agrees to repair and maintain (i) at Landlord's sole cost, the structural portions of the Building which shall include all structural walls, foundations, concrete subflooring, roof replacement and major repair, the plumbing and electrical wiring in or below structural walls and subflooring (except as may have been installed by Tenant), and replacement of substantial portions of the asphalt within the parking/drive areas (except to the extent such replacement is required as a result of Tenant's abuse of such areas), and (ii) as Operating Expenses, the exterior of the Building, landscaping, cleaning, resealing and restriping parking/drive areas, repair of roof leaks, the sprinkler and fire life safety systems, exterior painting, exterior window washing, and exterior lighting and fixtures; unless such maintenance and repairs are caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. All repairs and maintenance will be performed in an expeditious and good and workmanlike manner. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. In the event Tenant is unable to conduct business from the Premises during customary business hours as a result of damage to the Premises for which Landlord has the responsibility to repair pursuant to this Paragraph 14(a), then Landlord hereby agrees to use its commercially reasonable efforts to promptly and diligently perform such repairs after receiving written notice of the need of such repairs from Tenant. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature). Notwithstanding anything to the contrary contained in this Paragraph 14(a), if the performing of repairs, alterations or improvements in or to any portion of the Premises by Landlord unreasonably interferes with Tenant's ability to conduct business on the Premises or any substantial portion thereof during customary business hours, such that by reason of such repairs, alterations or improvements, Tenant does not conduct business in the Premises or any substantial portion thereof for more than one (1) business day following written notice to Landlord, then Tenant's rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant's use of the Premises is impeded. This provision shall not apply in case of damage to, or destruction of, the Premises, which situation shall be governed by a separate provision of this Lease. Notwithstanding the foregoing, Tenant may not abate rent if Landlord disputes Tenant's right to abate or the amount thereof until and only to the extent the arbitrator provides that Tenant may do so in accordance with and pursuant to the terms of Paragraph 45 hereof.

(b) TENANT'S OBLIGATIONS. Subject to Landlord's obligations under subparagraph
(a) above, Tenant agrees to keep, maintain and preserve the Premises (including, without limitation, the plumbing, HVAC, electrical, sprinkler and fire/life safety systems) in good condition and repair and, when and if needed, at Tenant's sole cost and expense, to make all repairs to the Premises and every part thereof; provided, however, during the first (1st) year of the Term of this Lease, Tenant will not be responsible for repairs to HVAC, plumbing, electrical and mechanical systems of the Building to the extent the costs of such repairs are covered by warranty. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below. Except as provided in EXHIBIT "C" and Subparagraph 14(a) above, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(c) TENANT'S FAILURE TO REPAIR. If Tenant refuses or neglects to repair and maintain the Premises properly as required hereunder to the reasonable satisfaction of Landlord, Landlord, at any time following thirty (30) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs, within thirty (30) days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.

(d) SELF-HELP. Notwithstanding anything to the contrary contained in Paragraph 14(a) of this Lease, if Landlord fails to perform any obligation under this Lease which it is obligated to perform within the time periods set forth in Paragraph 23 of this Lease following receipt of written notice from Tenant, and if Landlord does not in good faith dispute that it is supposed to be performing such obligation but fails to diligently attempt to do so, then Tenant shall be permitted to perform such obligations on Landlord's behalf on the Premises, provided Tenant first delivers to Landlord an additional two (2) business days prior written notice that Tenant will be performing such obligations, and provided Landlord fails to commence to perform such obligations within such additional two (2) business day period. Any work performed by or on behalf of Tenant shall be performed in accordance with provisions of clauses (ii), (iii) and (iv) of Paragraph 13(d) of this Lease. Landlord agrees to promptly reimburse Tenant following the receipt of a written statement of all reasonable and actual costs incurred by Tenant in performing such obligations on behalf of Landlord ("Costs"). If Landlord disputes Tenant's entitlement to some or all of the Costs and fails or refuses to reimburse such Costs to Tenant within thirty (30) days after Tenant's written demand therefor, then Tenant may deduct the Costs from rent due under this Lease after and only to the extent Tenant has been authorized to do so by the arbitrator pursuant to and in accordance with the terms of Paragraph 45 hereof.

15. LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within fifteen (15) days after receiving notice of the filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all reasonable times during normal business hours (except in emergencies) have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or, during the last six (6) months of the Term, to tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord will endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and will provide Tenant with reasonable advance notice (not less than 24 hours) of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord will have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises.

17. UTILITIES AND SERVICES. Tenant shall pay for all water (except for irrigation water which shall be separately metered and an Operating Expense), gas, heat, light, power, telephone, trash disposal, janitorial service and other utilities and services supplied to the Premises, together with any taxes thereon. Landlord will not be liable to Tenant for any failure of Tenant to obtain any of the foregoing utilities and services. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f) or 21(b) if such failure results from a damage or taking described therein), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. Notwithstanding anything in this Lease to the contrary, if, as a result of the negligent acts or omissions of Landlord or its agents, contractors or employees, for more than one (1) business day following written notice to Landlord, there is no HVAC or electricity to the Premises, or such an interruption of other essential utilities and Building services, such as fire protection or water, so that any portion of the Premises cannot be and is not used by Tenant, in Tenant's judgment reasonably exercised, then Tenant's rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant's use of the Premises is interfered with; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of rent. This paragraph shall not apply in case of damage to, or destruction of, the Building, which shall be governed by a separate provision of this Lease. Notwithstanding the foregoing, Tenant may not abate rent if Landlord disputes Tenant's right to abate or the amount thereof until and only to the extent the arbitrator provides that Tenant may do so in accordance with and pursuant to the terms of Paragraph 45 hereof.

18. ASSUMPTION OF RISK AND INDEMNIFICATION.

(a) ASSUMPTION OF RISK. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property in, upon or about the Building or the Premises resulting from any act or omission (except for the negligent or intentionally wrongful act or omission) of Landlord, (ii) any such damage caused by other tenants or persons in or about the Building or the Premises, or caused by quasi-public work, including, without limitation, work performed by utility companies, (iii) any damage to property entrusted to employees of the Building,
(iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties or for interference with light or other incorporeal hereditaments. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b) INDEMNIFICATION. Subject to Paragraph 19(f) hereof, Tenant will be liable for, and agrees, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any negligent act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Building or elsewhere within the Premises; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.

(c) SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

(d) LANDLORD INDEMNITY. Notwithstanding anything to the contrary contained in Paragraph 18 of, or elsewhere in, this Lease, Tenant shall not be required to indemnify and hold Landlord harmless from any Indemnified Claims resulting from the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors and, subject to Paragraph 19(f) hereof and the limitations contained in (i) the second to the last sentence of Paragraph 18(a) of this Lease, and (ii) Paragraph 35 of this Lease, Landlord agrees to indemnify and hold Tenant harmless from and against any and all such Indemnified Claims. Landlord's indemnification obligations under this paragraph will survive the expiration or earlier termination of this Lease and are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and/or by Tenant pursuant to the provisions of this Lease.

19. INSURANCE.

(a) TENANT'S INSURANCE. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

(i) "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Building including, without limitation, any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

(ii) One (1) year insurance coverage for business interruption and loss of income and extra expense insuring the same perils described in Subparagraph 19(a)(i) above, in such amounts as will reimburse Tenant for any direct or indirect loss of earnings attributable to any such perils including prevention of access to the Premises as a result of any such perils.

(iii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage:
Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; and liquor liability (if Tenant serves alcohol on the Premises). Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $2,000,000 each occurrence, $5,000,000 in the aggregate.

(iv) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

(v) Worker's Compensation as required by the laws of the State.

(vi) Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b) SUPPLEMENTAL TENANT INSURANCE REQUIREMENTS.

(i) All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State.

(ii) All policies must be issued by insurers with a policyholder rating of "A-" and a financial rating of "VII" in the most recent version of Best's Key Rating Guide.

(iii) All policies must contain a requirement to notify Landlord (and Landlord's mortgagees who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant will be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Subparagraph 22(a)(iii) below, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.

(iv) General Liability and Automobile Liability policies under Subparagraphs 19(a)(iii) and (iv) must name Landlord and Landlord's mortgagees of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's mortgagees, if any, will be excess over and non-contributing with Tenant's insurance.

(c) TENANT'S USE. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Premises or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Premises, the Building or the Tenant Improvements showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

(d) LANDLORD INSURANCE. Landlord agrees to carry with insurance companies having a Best's rating of A/VII or better "all risk" coverage insurance for the Building in an amount of $3,000,000.00, including coverage for rental income loss in the amount of one (1) year's worth of Monthly Base Rent. Landlord also agrees to carry commercial general liability insurance with limits of not less than $3,000,000.00 per occurrence of bodily injury/property damage with an annual aggregate of $3,000,000.00. Landlord reserves the right to carry such insurance under an "umbrella" or "blanket" policy or policies of insurance. The costs for such insurance as applicable to the Building and the Premises shall constitute an Operating Expense.

(e) CANCELLATION OF LANDLORD'S POLICIES. If any of Landlord's insurance policies are canceled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within ten (10) days after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

(f) WAIVER OF CLAIMS. Notwithstanding any provision of this Lease to the contrary, whenever (a) any loss, cost, damage or expense (collectively, "damage") resulting from fire, explosion or any other casualty is incurred by either Landlord or by Tenant or by anyone claiming by, through or under Landlord or Tenant in connection with the Premises and its contents and (b) such party is covered in whole or in part by insurance with respect to such damage or is required under this Lease to be so insured, then the party so insured (or so required) hereby waives (on its own behalf and on behalf of its insurer) any claims against and releases the other party from any liability said other party may have on account of such damage. The foregoing is not intended to release Tenant from liability for damage caused by Tenant or any of Tenant's Parties in connection with any such casualty up to the amount of a commercially reasonable insurance deductible considering the relevant marketplace.

20. DAMAGE OR DESTRUCTION.

(a) PARTIAL DESTRUCTION. If any portion of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within ninety (90) days from the date of such casualty, and Landlord will receive (or would have received if Landlord carried the insurance required of Landlord under this Lease) insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of any Alterations for which Tenant is responsible under this Lease), then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either (i) repair, reconstruct and restore the portion of the Building damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or (ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

(c) NOTICE. Under any of the conditions of Subparagraph 20(a) or (b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within forty-five (45) days after the occurrence of such casualty.

(d) TENANT'S TERMINATION RIGHTS. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Building within one hundred eighty (180) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within ten (10) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

(e) TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Building, Tenant agrees to immediately (i) notify Landlord thereof, and (ii), if this Lease is not terminated, deliver to Landlord all property insurance proceeds received by Tenant with respect to any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If Tenant fails to carry insurance on its Alterations as required under this Lease, Tenant will be deemed to have self-insured the replacement cost of such items, and, if this Lease is not terminated, upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

(f) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored, not to exceed the amount of Landlord's loss of rental income insurance proceeds under Paragraph 19(d) above.

(g) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is sixty (60) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord as described in Paragraph 33), then either Landlord or Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to the other after the expiration of such sixty (60) day period.

(h) DAMAGE NEAR END OF TERM. Landlord and Tenant shall each have the right to terminate this Lease if any Material damage to the Building occurs during the last twelve (12) months of the Term (as extended) where the repair, reconstruction or restoration of such damage cannot be completed within sixty
(60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) days after becoming aware of the damage to the Building.

(i) WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

(j) TERMINATION. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

21. EMINENT DOMAIN.

(a) SUBSTANTIAL TAKING. If the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant's use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking.

(c) CONDEMNATION AWARD. In connection with any taking of the Premises, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for in excess one-half (1/2) of any bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

(d) TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant's use of the Premises is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use provided that if such taking remains in force at the expiration or earlier termination of this Lease, Tenant will then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 11 with respect to surrender of the Premises and upon such payment Tenant will be excused from such obligations. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22. DEFAULTS AND REMEDIES.

(a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a default by Tenant:

(i) Intentionally omitted.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

(iii) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of fifteen
(15) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, to the extent the Premises are located in California, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law). If the nature of Tenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, with Landlord's concurrence, commences such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion.

(iv) (a) The making by Tenant of any general assignment for the benefit of creditors; (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

(b) LANDLORD'S REMEDIES; TERMINATION. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar law providing that Landlord may continue this Lease in effect after Tenant's breach and abandonment and collect rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the

Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, the Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of $400,000 of the Tenant Improvement Allowance as well as the full unamortized value of the Used Excess Allowance described in the Work Letter Agreement. The unamortized value of such allowance(s) shall be determined by taking the total value of such amount(s) and multiplying such amount(s) by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term. As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) LANDLORD'S REMEDIES; RE-LETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

(e) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for fifteen (15) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant; provided, however if the nature of such failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant will not be deemed in default if Tenant commences such cure within such fifteen (15) day period of time and thereafter diligently prosecutes such cure to completion. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

(f) LATE PAYMENT. If Tenant fails to pay any installment of rent within thirty
(30) days of when due or if Tenant fails to make any other payment for which Tenant is obligated under this Lease within thirty (30) days of when due, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, if Tenant fails to pay any installment of rent within ten (10) days of when due, Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment; provided, however, Landlord hereby agrees to waive the late charge payable by Tenant with respect to the first two (2) late payments made by Tenant during the Term of this Lease and any extension thereof, provided that such late payment is received by Landlord within twenty (20) days after such payment becomes due. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(g) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23. LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within fifteen (15) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such fifteen (15) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease.

24. ASSIGNMENT AND SUBLETTING.

(a) RESTRICTION ON TRANSFER. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.

(b) CORPORATE AND PARTNERSHIP TRANSFERS. For purposes of this Paragraph 24, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph
24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

(c) PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) at least ten (10) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds that of Tenant as of the date of execution of this Lease; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.

(d) TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least twenty (20) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

(e) LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer; or (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below. If Tenant's Transfer Notice states in bold and all capital letters that Landlord's failure to respond within such fifteen (15) day period of time will constitute Landlord's approval of the Transfer (with an appropriate reference to this Subparagraph 24(e)), then Landlord's failure to respond within such fifteen (15) day period of time shall constitute Landlord's approval of the applicable Transfer.

(f) REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a governmental entity; (ii) the portion of the Premises to be sublet or assigned violates any laws, rules, regulations or ordinances with respect to shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee is not permitted by the use provisions in Paragraph 8 hereof; and (iv) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease.

(g) ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment or sublease, Landlord may require that, while Tenant is in default under this Lease, the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or
(ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

(h) EXCESS RENT. If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord.

(i) NO RELEASE. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions will not relieve Tenant of liability under this Lease. Notwithstanding the immediately preceding sentence, no subsequent assignments, sublettings, amendments or modifications made without Tenant's consent will serve to increase Tenant's liability under this Lease or to extend the period of time during which Tenant's obligations under this Lease are to be discharged.

(j) ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus any reasonable attorneys' and paralegal fees incurred by Landlord in connection with such Transfer or request for consent. Acceptance of the Two Hundred Fifty Dollar ($250.00) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Premises, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which Premises or any leases thereof, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) days of receipt, Tenant will be in default hereunder. Landlord shall use reasonable efforts to cause (i) any current deed of trust beneficiaries of the Building to execute a subordination, attornment and non-disturbance agreement ("SNDA") on such beneficiaries' standard form within sixty (60) days after the date of this Lease, and (ii) any future deed of trust beneficiaries of the Building who later provide a loan secured by the Premises to execute a SNDA on such beneficiaries' standard form; provided, however, any failure by Landlord to obtain such SNDA shall not constitute any default by Landlord under this Lease nor entitle Tenant to terminate this Lease or result in any liability of Landlord to Tenant for any loss or damage resulting therefrom.

26. ESTOPPEL CERTIFICATE.

(a) TENANT'S OBLIGATIONS. Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form substantially similar to the form of EXHIBIT "G" attached hereto or another reasonable form, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b) TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such fifteen (15) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27. INTENTIONALLY OMITTED.

28. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as EXHIBIT "H", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord.

29. MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

(a) MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease.

(b) CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

30. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

32. PARKING. So long as this Lease is in effect, Tenant shall be allotted all parking spaces located on the Premises. In addition, subject to compliance with any applicable codes, Tenant may designate that certain of such parking spaces be identified as "visitor parking" which shall be used exclusively for visitors and guests of Tenant, and marked accordingly.

33. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 33 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

34. SIGNS. Tenant shall be allowed to install one (1) or more building signs on the main fascia of the exterior of the Building (the "Tenant Identification Signs"). Landlord and Tenant shall mutually agree to designate the precise location for said signs. Tenant agrees to install and maintain the Tenant Identification Signs in such designated locations in accordance with this Paragraph 34 at Tenant's sole cost and expense. Tenant will not display any other signs that are visible from the exterior of the Building without Landlord's prior written consent. The right to, size, design, color and other physical aspects of any and all permitted sign(s) will be subject to (i) Landlord's written approval prior to installation, which approval will not be unreasonably withheld, (ii) any covenants, conditions or restrictions governing the Premises, and (iii) any applicable municipal or governmental permits and approvals from the City of San Diego. Tenant will be solely responsible for all costs for installation, maintenance, repair and removal of the Tenant Identification Signs. If Tenant fails to remove Tenant's sign(s) upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any installation, maintenance or removal on Tenant's account, which amount will be deemed additional rent, and may include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorneys' fees with interest thereon at the Interest Rate from the date of Landlord's demand until paid by Tenant.

35. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) Tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Building including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Building and any insurance proceeds payable to Landlord; (b) Except as may be necessary to secure jurisdiction of the partnership or company, no partner or member of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or member of Landlord; (c) No partner or member of Landlord shall be required to answer or otherwise plead to any service of process; (d) No judgment will be taken against any partner or member of Landlord and any judgment taken against any partner or member of Landlord may be vacated and set aside at any time after the fact; (e) No writ of execution will be levied against the assets of any partner or member of Landlord; (f) The obligations under this Lease do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) These covenants and agreements are enforceable both by Landlord and also by any partner or member of Landlord.

36. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease upon ten (10) days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant. Notwithstanding the foregoing, to the extent Tenant is a publicly traded company, Tenant may satisfy the foregoing obligations by delivering the most recently published annual and quarterly reports of Tenant.

37. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

38. MISCELLANEOUS.

(a) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State of California, without giving effect to choice of law principles thereunder.

(b) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c) PROFESSIONAL FEES AND COSTS. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any
(i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(d) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e) TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f) PRIOR AGREEMENT; AMENDMENTS. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease excepting the prior written agreement(s) of the parties pertaining to resolution of environmental issues. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law.

(h) RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

(i) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

39. EXECUTION OF LEASE.

(a) TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(b) EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

          [SEE ADDENDUM FOR ADDITIONAL NUMBERED SECTIONS 40 THROUGH 45]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:                                        LANDLORD:

MAXWELL TECHNOLOGIES, INC.,                    BALBOA BOULEVARD BUILDING, G.P.,
a Delaware corporation                         a general partnership


By:                                            By:
     --------------------------------------       -----------------------------
     Print Name:                                  Philip MacDonald
                ---------------------------       Its:  Managing General Partner
     Print Title:
                 --------------------------


By:
     --------------------------------------
     Print Name:
                ---------------------------
     Print Title:
                 --------------------------

                                    ADDENDUM


This Addendum is attached to, made a part of, incorporated into, and amends and supplements, that certain Office Building Lease dated March 28, 2000 (the "Lease"), by and between BALBOA BOULEVARD BUILDING, G.P., a general partnership ("Landlord"), and MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("Tenant"). Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Addendum will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes. All references in the Lease and in this Addendum to the defined term "Lease" are to be construed to mean the Lease as amended and supplemented by this Addendum. Capitalized terms which are not defined in this Addendum have the meanings given to them in the Lease. The paragraphs below are numbered consecutively with those of the Lease.

40. OPTIONS TO EXTEND.

(a) Subject to the terms of this Paragraph 40 and Paragraph 42, entitled "Options," Landlord hereby grants to Tenant two (2) consecutive options (the "Extension Options") to extend the Term of this Lease with respect to only the entire Premises for additional periods of three (3) years each (the "Option Terms"), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that Tenant shall have no further extension options and Monthly Base Rent and all other economic terms shall be based on the "fair market rental rate" for the Premises for each Option Term as defined and determined in accordance with the provisions of this Paragraph 40 below. Notwithstanding the foregoing, Monthly Base Rent at the beginning of each Option Term will be ninety-five percent (95%) of the fair market rental rate, but in no event shall the Monthly Base Rent at the beginning of the Option Term be less than the Monthly Base Rent for the final Lease Year of the immediately preceding Term.

(b) Each Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no later than the date which is nine (9) months, and no earlier than the date which is one (1) year, prior to the expiration of the then current Term of this Lease.

(c) The term "fair market rental rate" as used in this Addendum shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, financially comparable, non-equity, tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality building project, located in the San Diego-Kearny Mesa area ("Comparison Area") would accept, at arm's length, for space comparable in size and quality as the leased area at issue taking into account the age, quality and layout of the existing improvements (excluding those paid for solely by Tenant) in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, space availability, tenant size and financial strength, tenant improvement allowances, operating expenses and allowance, parking charges and any other charges then being levied by Landlord or the lessors of such similar buildings.

(d) Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to accept the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's rejection thereof. If Tenant objects (or is deemed to have rejected) to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party's determination will be submitted to appraisal in accordance with the provisions below.

(e) (i) Landlord and Tenant shall each appoint one independent, unaffiliated appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable properties in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

(ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(iii) The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement
Date) new Monthly Base Rent for the Premises is the

                                    ADDENDUM
                                     Page 1
closest to the actual new Monthly Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Paragraph (c) and this Paragraph (e) regarding same.

(iv) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Monthly Base Rent, and shall notify Landlord and Tenant thereof.

(v) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to undo the exercise of the Extension Option or reject the appraisers' determination. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(vi) If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph (e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant and neither party will have the right to undo the exercise of the Extension Option or reject the appraiser's determination.

(vii) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

(viii) In the event that the new Monthly Base Rent is not established prior to end of the then current Term of the Lease, the Monthly Base Rent immediately payable at the commencement of the Option Term shall be the Monthly Base Rent determined by Landlord under subparagraph (d) above. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any overpayment on the next Monthly Base Rent payment date falling not less than thirty (30) days after such determination.

(f) Effective as of each anniversary of the commencement of each Option Term, the Monthly Base Rent shall be increased by the percentage increase in the Index (as defined and described in Paragraph 1(k) of this Lease), not to exceed five percent (5%) per year nor be less than three percent (3%) per year of the Monthly Base Rent in effect immediately preceding such increase.

41. SATELLITE DISH. Subject to Tenant's compliance with the terms of Paragraph 13 of this Lease, Tenant shall have the right to place one (1) satellite dish, one (1) microwave dish and one (1) antenna (collectively, the "Transmission Devices") on the roof of the Building for Tenant's use only provided that: (a) Tenant is not in default under this Lease beyond any applicable notice and cure period and this Lease has not been terminated; (b) Landlord approves the size, location, configuration and plans and specifications of the Transmission Devices; (c) Tenant shall install such Transmission Devices in accordance with such approved plans and specifications and all applicable laws; (d) Tenant shall bear all expenses in connection therewith; (e) Tenant shall be responsible for all roof problems attributable or related to or connected with the Transmission Devices; (f) all utilities consumed in connection therewith shall be the sole responsible of Tenant; and (g) Tenant acknowledges that Landlord has made no warranty or representation that the Transmission Devices are permissible and Tenant assumes all liability and risk in obtaining all permits and approvals necessary for the installation and use of the Transmission Devices. Tenant shall maintain and repair the Transmission Devices (and all related facilities) in good condition and shall cause the same to be removed on or before the expiration of the Term of this Lease and shall repair all damage resulting therefrom at Tenant's sole cost and expense.

42. OPTIONS.

(a) As used in this Paragraph, the word "Option" means the Extension Options pursuant to Paragraph 40 herein.

(b) Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of this Lease as of Tenant's exercise of the Option in question or at any time after the exercise of such Option and prior to the commencement of the Option event.

43. EARLY ENTRY. Notwithstanding the fact that the Lease Term has not commenced, Landlord agrees to allow Tenant to enter the Premises prior to the anticipated Commencement Date in order to install the Tenant Improvements and furniture, fixtures and equipment or for any purpose related to (but not for the conduct of) Tenant's business or occupancy of the Premises. Such entry shall be subject to all of the conditions set forth in this Paragraph 43 below. Tenant agrees that any such early entry is subject to all of the terms and conditions of this Lease, except for those relating to the payment of rent and other recurring monetary obligations which have a specific commencement time, which provisions will become

                                    ADDENDUM
                                     Page 2
applicable in accordance with the terms of this Lease. Without limiting the generality of the foregoing, such early occupancy shall be conditioned upon Tenant first delivering to Landlord the items described in Paragraph 4(a) of this Lease and Tenant shall be specifically bound by the provisions of Paragraphs 8 (Use), 18 (Assumption of Risk and Indemnification) and 19 (Insurance) of this Lease during such early entry period.

44. TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this Lease, in the event that during the first forty-eight
(48) months of the original Lease Term, the Building is sold, and as a result thereof, and to the extent that in connection therewith, the Building is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election), then the terms of this Paragraph 44 shall apply.

(a) For purposes of this Paragraph 44, the term "Tax Increase" shall mean that portion of the Real Property Taxes and Assessments, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Real Property Taxes and Assessments, as calculated immediately following the Reassessment, which (i) is attributable to the assessment of the value of the Building immediately prior to the Reassessment, or (ii) is attributable to the annual inflationary increase to real estate taxes of approximately two percent (2%).

(b) During the first forty-eight (48) months of the original Lease Term, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment.

(c) During months 49 through 72 of the original Lease Term, Tenant shall be obligated to pay the entire Tax Increase relating to a Reassessment, except to the extent the assessed value of the Building as a result of such Reassessment exceeds $5,500,000.

45. ARBITRATION. If any claim, controversy or dispute related to or arising out of this Lease arises ("Dispute"), and if no other specific procedure is included in this Lease to resolve such Dispute, then such Dispute, if either party timely demands arbitration pursuant to Subparagraph (a) below, shall be resolved and adjudicated by binding arbitration in accordance with Title 9 of the California Code of Civil Procedure, Section 1280, et seq., except to the extent otherwise specified herein (neither party being obligated to arbitrate if neither party desires to do so). The arbitrator shall be a neutral, disinterested retired judge selected by the parties from a panel of retired judges available through the Judicial Arbitration and Mediation Service ("JAMS") or, if JAMS or its successor does not then exist, by any other arbitrator or retired judge affiliated with a private, disinterested association providing arbitration services. Should the parties fail to agree on the selection of a disinterested, neutral arbitrator within twenty (20) days of written demand accompanied by written notice of the Dispute by either party, either party may petition a California court of competent jurisdiction and proper venue to appoint an arbitrator pursuant to Code of Civil Procedure Section 1281.6. The arbitration shall be held within sixty (60) days after the selection of the arbitrator. The provisions of Code of Civil Procedure Section 1283.05, allowing for the taking of depositions for discovery purposes in arbitration proceedings, are hereby expressly adopted and agreed to by the parties. Any hearings required for purposes of the arbitration shall be in San Diego County, California, at the offices of the arbitrator or such other place designated by the arbitrator. The arbitration procedure shall be subject to the following:

(a) Any demand for arbitration shall be in writing and must be made and served on the other party within a reasonable time after the Dispute has arisen and in no event shall the demand for arbitration be made after the earlier of the date which is (i) thirty (30) days after service by either party of summons and complaint, the subject matter of which is essentially identical with the subject matter of the demand for arbitration, or (ii) the date that institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations.

(b) The provisions of this Paragraph 45 are not intended to require Landlord to arbitrate any matters relating to a default by Tenant under this Lease, which matters shall, at the election of Landlord, be governed by the applicable provisions of this Lease and/or applicable law.

(c) All proceedings involving the parties shall be reported by a certified shorthand court reporter and written transcripts of the proceedings shall be prepared and made available to the parties.

(d) The arbitrator shall prepare and deliver to the parties factual findings in writing which shall include the reasons on which the decision of the arbitrator is based. The arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

(e) Final decision by the arbitrator must be provided to the parties within thirty (30) days from the date on which the matter is submitted to the arbitrator.

                                    ADDENDUM
                                     Page 3

(f) The prevailing party (as defined below) shall be awarded interest on the amount awarded (at the Interest Rate), reasonable attorneys' fees, expert and nonexpert witness costs and expenses (including without limitation the fees and costs of the court reporter described in Subparagraph (c) above), and other costs and expenses incurred in connection with the arbitration, unless the arbitrator for good cause determines otherwise.

(g) As used herein, the term "prevailing party" shall mean the party, if any, that the arbitrator determines is "clearly the prevailing party."

(h) Costs and fees of the arbitrator shall be borne by the nonprevailing party, unless the arbitrator for good cause determines otherwise. If there is no prevailing party, the parties shall bear their own fees and costs and split the fees and costs of the arbitrator and court reporter.

(i) The award or decision of the arbitrator, which may include equitable relief, shall be final and judgment may be entered on it in accordance with applicable law in any court having jurisdiction over the matter. The provisions of this Paragraph 45 are not intended to alter the applicable provisions of law which provide the grounds on which a court may vacate an arbitration award.

TENANT:                                        LANDLORD:

MAXWELL TECHNOLOGIES, INC.,                    BALBOA BOULEVARD BUILDING, G.P.,
a Delaware corporation                         a general partnership


By:                                            By:
     ------------------------------               ------------------------------
     Print Name:                                  Philip MacDonald
                -------------------               Its:  Managing General Partner
     Print Title:
                 ------------------


By:
     ------------------------------
     Print Name:
                -------------------
     Print Title:
                 ------------------

                                    ADDENDUM
                                     Page 4

                              SITE PLAN OF PREMISES


                                [To be supplied]


                                  EXHIBIT A-I

                            LEGAL DESCRIPTION OF LAND


Tax Assessor Parcel No. 369-161-11 Tract 004650 except the westerly 175' of Lot 12.

                                  EXHIBIT A-II

                                   WORK LETTER

     This WORK LETTER ("Work Letter") is entered into as of the 28th day of March, 2000, by and between BALBOA BOULEVARD BUILDING, G.P., a general partnership ("Landlord"), and MAXWELL TECHNOLOGIES, INC., a Delaware corporation ("Tenant").


                                R E C I T A L S :
                                 - - - - - - - -

A. Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in EXHIBIT "A-I" attached to the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. TENANT IMPROVEMENTS. As used in the Lease and this Work Letter, the term "Tenant Improvements" or "Tenant's Work" means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), more particularly described in Paragraph 5 below.

2. LANDLORD WORK. On the Commencement Date, Landlord warrants that (a) to the extent furnished by Landlord, all Building systems (including the fire sprinkler system), power and the roof shall be in good condition, except to the extent any of the same are not in good condition due to the acts or omissions of Tenant or anyone for whose acts or omissions Tenant is responsible, and (b) the Exterior Areas (as such term is defined in Subparagraph 4(b) of the Lease) shall be in compliance with all laws, including ADA and Title 24.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter: Philip MacDonald (Telephone: 714/241-7705).

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter: Paul Cayere.

All communications with respect to the matters covered by this Work Letter are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS.

(a) PREPARATION OF SPACE PLANS. Tenant shall cause its architect ("Tenant's Architect") to promptly prepare preliminary space plans for the layout of Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor within ten (10) days after receipt by Landlord. Tenant will then submit to Landlord for Landlord's approval a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

(b) PREPARATION OF FINAL PLANS. Based on the approved Space Plans, Tenant's Architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"). The Final Plans will show: (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and
(c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for approval. If Landlord reasonably disapproves any aspect of the Final Plans, Landlord shall advise Tenant in writing of such disapproval and the reasons therefor within ten (10) days after receipt by Landlord. Tenant will then cause Tenant's Architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord.

                                   EXHIBIT "C"
                                     Page 1

(c) REQUIREMENTS OF TENANT'S FINAL PLANS. Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction; and (iii) not overload the Building floors.

(d) SUBMITTAL OF FINAL PLANS. Once approved by Landlord and Tenant, Tenant's Architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant's Architect, subject to Landlord's approval, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

(e) WORK COST ESTIMATE AND STATEMENT. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will obtain a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on competitive bidding of the Final Plans (by at least 3 subcontractors on trades exceeding $25,000 in contract value) taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the "Work Cost Estimate"). Landlord and Tenant will either approve the Work Cost Estimate or disapprove specific items in which event Tenant will cause its Architect to revise the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Upon approval of the Work Cost Estimate by Landlord and Tenant (such approved Work Cost Estimate to be hereinafter known as the "Work Cost Statement"), Tenant shall cause its contractor to commence the construction of the items included in the Work Cost Statement pursuant to Paragraph 6 hereof. If the total costs reflected in the Work Cost Statement exceed the Allowance described in Paragraph 5 below, such excess shall be paid by Tenant on a pro-rata basis concurrently with Landlord's disbursement of the Allowance. Throughout the course of construction, any differences between the estimated Work Cost in the Work Cost Statement and the actual Work Cost will be reasonably determined by Landlord and Tenant and appropriate adjustments and payments by Landlord or Tenant, as the case may be, will be made promptly thereafter.

5. PAYMENT FOR THE TENANT IMPROVEMENTS.

(a) ALLOWANCE. Landlord hereby grants to Tenant a tenant improvement allowance of $1,365,900 (the "Allowance"). The Allowance is to be used only for:

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements occurring after execution of the Lease, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises;

(dd) Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises which are not Landlord's responsibility under the Lease;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises which are not Landlord's responsibility under the Lease;

(gg) Testing and inspection costs; and

                                   EXHIBIT "C"
                                     Page 2

(hh) Fees for the contractor including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

(iv) Certain improvements to be shown on the Final Plans specific to Tenant's operations but not necessarily typical, reusable improvements, such as a clean room and a raised floor manufacturing test area (the "Tenant Specific Items"). Tenant may not expend more than $365,000 of the Allowance on the Tenant Specific Items. If Tenant desires to spend more than $365,000 on the Tenant Specific Items, then Tenant may either directly pay to Landlord the excess or amortize the additional amount as rent as provided in Paragraph 5(b) below.

(b) EXCESS COSTS. The cost of each item referenced in Paragraph 5(a) above shall be charged against the Allowance. If the Work Cost exceeds the Allowance, Tenant agrees to pay to Landlord such excess upon completion of construction (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Estimate). In no event will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises. Notwithstanding the foregoing, Tenant may amortize over the original Lease Term up to $5.00 per Rentable Square Foot of excess costs as additional Monthly Base Rent, with interest at the rate of eleven percent (11%) per annum (the "Used Excess Allowance").

(c) DISBURSEMENT OF CONSTRUCTION ALLOWANCE. Provided Tenant is not in default under the Lease or this Work Letter, Landlord shall disburse the Allowance to Tenant to reimburse Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements in accordance with the following:

(i) Tenant shall cause its contractor to deliver to Landlord, by the fifth (5th) day of each month (the "Current Month"), an application for payment in the form of a typed, itemized, reasonably detailed AIA G701 statement (the "Statement"). The Statement shall be applicable to the period commencing on the first (1st) day of the month preceding the Current Month and ending on the last day of such month (the "Payment Request Period"). Delivered with the Statement shall be (a) conditional lien releases applicable to all work performed during the Payment Request Period and unconditional lien releases applicable to all work performed prior to the Payment Request Period, and (b) invoices, receipts and bills evidencing the costs which are the subject of the Statement (collectively, the "Supporting Items"). The Statement shall constitute a representation by Tenant that the work identified therein as having been performed has been approved by Tenant and performed in a good and workmanlike manner and in accordance with the requirements of the Lease and this Work Letter.

(ii) Landlord will review the Statement for each Payment Request Period and will, within ten (10) days after receipt of said Statement and the Supporting Items, pay to Tenant, who shall pay to Tenant's contractor, ninety percent (90%) of the amount Landlord reasonably approves; in the event Landlord does not approve a Statement for reasons related to defective or unsatisfactory work, Landlord will only be obligated to pay ninety percent (90%) of the portion it approves. Within fifteen (15) days after receipt of a Statement, Landlord shall notify Tenant in writing of the reason for withholding any portion of the amount set forth in such Statement. Any single payment, or series of payments, by Landlord in excess of said ninety percent (90%) sum shall not constitute a waiver of Landlord's right to pay only ninety percent (90%) in the future. Except for sums withheld for defective or unsatisfactory work that is later remedied to Landlord's reasonable satisfaction, no portion of the sums retained by Landlord pursuant to this subparagraph shall be payable until the final payment by Landlord is made pursuant to this Work Letter.

(iii) Final payment, including the retainer, shall be due and payable thirty-five (35) days after recordation of a valid Notice of Completion with respect to the Tenant Improvement Work, provided Tenant's contractor has timely delivered to Landlord the last Statement and Supporting Items.

(iv) Each Statement shall only include amounts for work authorized under this Work Letter and actually performed.

(v) Notwithstanding anything to the contrary set forth above, Landlord shall not be required to make final payment until (a) Tenant's Architect has certified to Landlord that the Tenant Improvements have been substantially completed in accordance with the Final Plans, (b) Tenant has delivered to Landlord one (1) set of reproducible "as-built" plans for the Tenant Improvements as prepared by Tenant's Architect, and (c) Tenant has accepted possession of the Premises and opened for business therein in accordance with the Lease.

(d) BOOKS AND RECORDS. Tenant shall cause its contractor to maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least two (2) years. Tenant shall cause its contractor to make available to Landlord within fifteen (15) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant's contractor pertaining to the construction and completion of the Tenant Improvements.

                                   EXHIBIT "C"
                                     Page 3

(e) CHANGES. If, after the Final Plans have been prepared and the Work Cost Statement has been established, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto which cause the aggregate cost of the Tenant Improvements to exceed the Allowance shall be paid by Tenant as provided above. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above and will, if necessary, require the Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Subparagraph 4(e) above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above.

(f) UNUSED ALLOWANCE AMOUNTS. Any unused portion of the Allowance upon completion of the Tenant Improvements will, at Tenant's option, either be amortized over the initial Lease Term in the form of reduced Monthly Base Rent or be available to Tenant as a credit against Tenant's rental obligations first accruing under the Lease.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant shall enter into a construction contract (the "Construction Contract") with a contractor reasonably acceptable to Landlord, on a form and in substance reasonably acceptable to Landlord and Tenant, for the installation of the Tenant Improvements in accordance with the Final Plans. Tenant shall supervise the completion of such work and shall use diligent efforts to secure completion of the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Construction Contract. Landlord shall have the right to approve all material changes; provided Landlord responds to a change order request within three (3) business days of request. Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements.

7. COMMENCEMENT DATE AND SUBSTANTIAL COMPLETION.

(a) COMMENCEMENT DATE. The Term of the Lease will commence on the date (the "Commencement Date") which is the earlier of: (i) the date Tenant moves into the Premises to commence operation of its business in all or any portion of the Premises; (ii) the date the Tenant Improvements have been "substantially completed" (as defined below); or (iii) August 1, 2000, subject to Landlord Delays (as defined in Paragraph 9 below).

(b) SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of Subparagraph 7(a)(ii) above, the Tenant Improvements will be deemed to be "substantially completed" when Tenant's Architect certifies in writing to Landlord and Tenant that: (a) all of the Tenant Improvement Work to be performed under this Work Letter has been completed, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's access to or use of the Premises; and (b) has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises.

8. MISCELLANEOUS CONSTRUCTION COVENANTS.

(a) NO LIENS. At no time shall Tenant do or permit anything to be done whereby the Tenant Improvements or the Premises may be subjected to any mechanic's, materialmen's or other liens or encumbrances arising out of the construction of the Tenant Improvements, and if any mechanic or materialmen liens are filed against the Tenant Improvements or the Premises as a result of or in connection with the construction of the Tenant Improvements, Tenant shall immediately cause such liens to be removed of record by either paying off the lien or procuring and recording a release bond in accordance with California Civil Code Section 3143 and Section 3171. If Tenant fails to remove such lien, and such failure continues for ten (10) days after written demand by Landlord to do so, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord under the Lease and this Work Letter, to procure and cause to be recorded a statutory lien release bond and to deduct from the Allowance all costs incurred in procuring such bond. Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as may be necessary to protect the Tenant Improvements and the Premises and Landlord from mechanic's liens, materialmen's liens or liens of a similar nature. Tenant shall give notice to Landlord not later than ten (10) days prior to the commencement of any work of any nature contemplated by the Lease.

(b) DILIGENT CONSTRUCTION. Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Construction Contract, and this Work Letter. Landlord and Tenant shall cooperate with one another during the performance of Tenant's Work to effectuate such work in a timely and compatible manner.

(c) COMPLIANCE WITH LAWS. Tenant will construct the Tenant Improvements in a safe and lawful manner. Tenant shall, at its sole cost and expense, subject to proper application of the Allowance as provided herein, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction. Copies of all filed

                                   EXHIBIT "C"
                                     Page 4
documents and all permits and licenses shall be provided to Landlord. Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor. Tenant shall notify Landlord in writing not less than ten (10) days prior to the commencement of the construction of any portion of the Tenant Improvements as to name, telephone number and responsible party for each and every contractor and/or subcontractor who is about to commence work at the Premises.

(d) INDEMNIFICATION. Tenant hereby indemnifies and agrees to defend and hold Landlord and the Premises harmless from and against any and all suits, claims, actions, losses, costs or expenses (including, without limitation, claims for workers' compensation) of any nature whatsoever, together with reasonable attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant's Work (including, but not limited to, claims for breach of warranty, personal injury or property damage), except for claims arising out of any breach by Landlord of its obligations under this Work Letter or any negligent act or omission of Landlord or its agents or employees.

(e) INSURANCE. Construction of the Tenant Improvements shall not proceed without Tenant causing its contractor to first acquire workers' compensation and comprehensive general public liability insurance and property damage insurance as well as "All Risks" builders' risk insurance, with minimum coverage of $3,000,000 or such other amount as may be approved by Landlord in writing and issued by an insurance company reasonably satisfactory to Landlord. Not less than thirty (30) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord or, if requested, the original policies thereof shall be submitted for Landlord's approval. All such policies shall provide that thirty (30) days prior notice must be given to Landlord before modification, termination or cancellation. All insurance policies maintained pursuant to this Work Letter shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance.

(f) CONSTRUCTION DEFECTS. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof. Tenant shall reimburse Landlord for any costs or expenses incurred by Landlord during the Term of the Lease by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or the contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

(g) OMITTED.

(h) OMITTED.

(i) SYSTEMS. Tenant agrees to be entirely responsible for the balancing of all heating, ventilating or air conditioning in the Premises and/or the balancing and maintenance of all independent heating, ventilating or air conditioning in the Premises and/or the maintenance of the electrical or plumbing work installed by Tenant or its contractor and/or the maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant or its contractor.

(j) COORDINATION WITH LEASE. Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord of any of the terms or provisions of the Lease. Any default by Tenant or Landlord with respect to any portion of this Work Letter shall be deemed a breach of the Lease for which the non-defaulting party shall have all the rights and remedies as in the case of a breach of said Lease.

(k) APPROVAL OF PLANS. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all Federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency.

(l) TENANT'S DELIVERIES. Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant's Work, the following information:

(i) The names and addresses of the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant's Work;

(ii) The date on which Tenant's Work will commence, together with the estimated dates of completion of Tenant's construction and fixturing work, and the date on which Tenant expects to be ready to open for business in the Building;

                                   EXHIBIT "C"
                                     Page 5

(iii) A copy of the fully executed Construction Contract; and

(iv) An itemized statement of estimated construction costs, including architectural, engineering and contractors' fees.

(m) QUALIFICATION OF CONTRACTORS. All contractors engaged by Tenant shall be bondable, licensed contractors, capable of performing quality workmanship.

(n) WARRANTIES. Tenant shall cause its contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord.

(o) AS-BUILT DRAWINGS. Tenant shall cause "As-Built Drawings" (excluding furniture, fixtures and equipment) to be delivered to Landlord by the date set forth in Paragraph 5(c)(v) above. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

9. LANDLORD DELAYS. For purposes of this Work Letter Agreement, "Landlord Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Landlord's failure to timely perform any of its obligations pursuant to the Lease or this Work Letter Agreement; or (b) Landlord's changes to Space Plans or Final Plans after Landlord's approval thereof; or (c) Landlord's failure to make the Premises available to Tenant for construction of the Tenant Improvements. If substantial completion of the Tenant Improvements is delayed as a result of any Landlord Delays as described in this Paragraph 9, then the Commencement Date as would otherwise have been established pursuant to Subparagraph 7(a) above will be postponed by the number of days of such Landlord Delays. No Landlord Delays shall be deemed to occur unless Tenant has provided Landlord notice, in compliance with the notice provisions of the Lease, specifying (i) that a Landlord Delay will be deemed to have occurred because of a specified action or inaction on the part of Landlord, and, (ii) to the extent reasonably ascertainable, the anticipated amount of such delay if such action or inaction is not promptly cured. If such action or inaction is not cured by Landlord within one (1) business day of receipt of such notice (a "Count Day") and if such action or inaction actually causes a delay, then the delay actually caused by such action or inaction shall be deemed to have occurred commencing as of the Count Day and continuing for the number of days the action or inaction claimed by Tenant in such notice actually and directly causes a delay.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter to be duly executed by their duly authorized representatives as of the date of the Lease.

TENANT:                                        LANDLORD:

MAXWELL TECHNOLOGIES, INC.,                    BALBOA BOULEVARD BUILDING, G.P.,
a Delaware corporation                         a general partnership


By:                                            By:
     ------------------------------               ------------------------------
     Print Name:                                  Philip MacDonald
                -------------------               Its:  Managing General Partner
     Print Title:
                 ------------------


By:
     ------------------------------
     Print Name:
                -------------------
     Print Title:
                 ------------------

                                   EXHIBIT "C"
                                     Page 6

                           NOTICE OF LEASE TERM DATES

To:     _____________________________________________

        _____________________________________________

Date:   _____________________________________________

Re: Lease dated _____________ (the "Lease"), between Balboa Boulevard Building, G.P., Landlord, and __________________________, Tenant, concerning the building and the legal parcel and all improvements thereon located at 9244 Balboa Avenue, San Diego, California (the "Premises").

To Whom It May Concern:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That Tenant has substantially completed construction of the Tenant Improvements in accordance with the subject Lease.

2. That Tenant acknowledges that under the provisions of the Lease, the Commencement Date is _________________, and the Term of the Lease will expire on _________________.

3. That in accordance with the Lease, rent commenced to accrue on
_________________________.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to
___________________________________________________________________________
at _______________________________________________________________________.

                                    LANDLORD:

                                    BALBOA BOULEVARD BUILDING, G.P.,
                                    a general partnership


                                    By:___________________________________
                                       Philip MacDonald
                                       Its:  Managing General Partner



                                   SAMPLE ONLY
                               [NOT FOR EXECUTION]


                                  EXHIBIT "D"

                        DEFINITION OF OPERATING EXPENSES


1. ITEMS INCLUDED IN OPERATING EXPENSES. The term "Operating Expenses" as used in the Lease to which this EXHIBIT "E" is attached means: all costs and expenses incurred by Landlord in the operation and maintenance of the exterior of the Building, landscaping and parking/drive areas, as determined by standard accounting practices, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below:

(a) Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof;

(b) premiums for insurance obtained by Landlord as required by Paragraph 19(d) of this Lease;

(c) costs incurred in the management of the Building, including, without limitation: (i) supplies, (ii) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees used in the management, operation and maintenance of the Premises, and (iii) a management fee determined as a percentage of the Monthly Base Rent of the Building, not to exceed 3% of annual Monthly Base Rent;

(d) supplies, materials, equipment and tools including rental of personal property used for maintenance;

(e) maintenance, costs and upkeep of all parking;

(f) amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Building on the Commencement Date; or (iii) for replacement of any equipment needed to operate the areas to be maintained by Landlord hereunder at the same quality levels as prior to the replacement;

(g) costs and expenses of gardening and landscaping;

(h) personal property taxes levied on or attributable to personal property used by Landlord exclusively on the Premises in connection with its duties hereunder;

(i) reasonable accounting fees; and

(j) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal (other than as required of Tenant under the Lease), but excluding those costs listed as Landlord's sole cost in Paragraph 14(a) of the Lease.

When calculating Base Year Operating Expenses, Base Year Operating Expenses shall not include Real Property Taxes and Assessments attributable to special assessments, charges, costs, or fees or due to modifications or changes in governmental laws or regulations, and shall exclude market-wide labor-rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes and utility increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

2. REAL PROPERTY TAXES AND ASSESSMENTS. The term "Real Property Taxes and Assessments", as used in this EXHIBIT "E", means: any form of assessment, business license fee, commercial rental tax, levy, charge, tax or similar imposition imposed by any authority having the direct power to tax, including the city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal interest of Landlord in the Premises, Building, adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building ready for occupancy, including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) except as provided in Paragraph 44 of this Lease, all taxes resulting from a sale, refinancing, or change in ownership of the Building pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election);

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises the rent payable by Tenant hereunder, including, without limitation, any gross receipts tax or excise tax levied

                                  EXHIBIT "E"
                                     Page 1
by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

Notwithstanding the foregoing, if at any time after the Commencement Date, the amount of Real Property Taxes and Assessments decreases, then for purposes of all subsequent years, including the year in which such decrease in Real Property Taxes and Assessments occurs, the Base Year Operating Expenses shall be decreased by an amount equal to such decrease in Real Property Taxes and Assessments.

3. ITEMS EXCLUDED FROM OPERATING EXPENSES. Notwithstanding the provisions of Paragraphs 1 and 2 above to the contrary, "Operating Expenses" will not include:

(a) Landlord's federal or state income, franchise, inheritance or estate taxes;

(b) any ground lease rental;

(c) costs incurred by Landlord for the repair of damage to the Premises to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(d) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices;

(e) brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Premises;

(f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; provided, however, the capital expenditures set forth in Subparagraph 1(f) above will in any event be included in the definition of Operating Expenses;

(g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Premises;

(h) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building (including the original Tenant Improvements for the Premises), including space planning and interior design costs and fees;

(i) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

(j) except for the management fees described in Subparagraph 1(c) above, costs of Landlord's general corporate overhead;

(k) all items and services for which Tenant is required to reimburse Landlord pursuant to the Lease or for which Tenant is otherwise responsible pursuant to the Lease;

(l) costs arising from Landlord's charitable or political contributions;

(m) Costs of repairs or other work occasioned by fire, windstorm or other casualty, condemnation or eminent domain (other than the commercially reasonable deductible for applicable insurance), to the extent Landlord is reimbursed therefor;

(n) Costs of constructing the Premises;

(o) Any costs representing an amount paid to any person, firm, corporation or other entity as a result of a non-competitive selection process, which is in excess of the fair market value of such materials or services if said material or services had been rendered by an unrelated comparably qualified third party on a competitive basis;

                                  EXHIBIT "E"
                                     Page 2

(p) Any expenses for repairs or maintenance which are reimbursed through warranties or service contracts;

(q) Any bad debt loss or expense, rent loss, or reserves for bad debt or rent loss;

(r) Fines, penalties, late payment charges and interest, except to the extent such costs are attributable to Tenant's breach under this Lease;

(s) Fees or dues payable to trade associations, industry associations, or similar organizations;

(t) The cost of acquiring, leasing, installing or moving sculptures, paintings and other objects of art;

(u) Costs necessitated by or resulting from the gross negligence or misconduct of Landlord, its agents, employees, vendors and/or contractors;

(v) Any entertainment, dining or travel expenses for any purpose and the costs of any flowers, gifts, balloons, etc., provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(w) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or whenever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or offsite) (provided, however, if Landlord provides such parking free of charge to Tenant, these expenses may be included as a part of Operating Expenses); and

(x) Costs attributable to any new or significantly modified items or categories of maintenance, operation or repair to the extent such new or modified items are not included in the Base Year Operating Expenses. Any new or significantly modified items incurred in the introductory year (grossed up to a full twelve
(12) month period) shall be included in the Base Year Operating Expenses (grossed up) for the purpose of calculating increased Operating Expenses in subsequent years; provided, however, the capital expenditures set forth in Subparagraph 1(f) above will in any event be included in the definition of Operating Expenses.

                                  EXHIBIT "E"
                                     Page 3

                              ESTOPPEL CERTIFICATE


The undersigned, _____________________ ("Tenant"), hereby certifies to ________________________________________________________________________ , as
follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated __________________, 2000, between
_____________________________________, a ("Landlord") and Tenant (the
"Lease"), regarding the premises located at __________________________________ (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The Term of the Lease commenced on ___________________, 20 _____.

3. The Term of the Lease will expire on _________________, 20 _____.

4. The Lease has: (Initial one)

(__________________________) not been amended, modified, supplemented, extended, renewed or assigned.

(__________________________) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

_______________________________________________________________________________

_______________________________________________________________________________

5.       Tenant has accepted and is now in possession of the Premises.

6. Tenant and Landlord acknowledge that Landlord's interest in the Lease will be assigned to __________________________________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of is obtained, and that until further notice, payments under the Lease _____________________________________
may continue as heretofore.

7. The amount of Monthly Base Rent is $ __________________________________.

8. The amount of Security Deposit (if any) is $ _____________________. No other security deposits have been made except as follows:
_________________________________________________________.

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:
___________________________________.

10. All work required to be performed by Landlord under the Lease has been completed except as follows:

____________________________.

11. There are no defaults on the part of the Landlord or Tenant under the Lease except as follows:

____________________________.

12. Neither Landlord nor Tenant has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows: ____________________________.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:

____________________________.

                                  Exhibit "G"
                                     Page 1

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ________________ is relying upon the representations herein made in funding a loan to Landlord in purchasing the Premises.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of __________________________________, 20 ____.

TENANT:

_______________________________________________________________

a ____________________________________________________________.


By:___________________________________________________________

      Print Name:_____________________________________________

      Title:__________________________________________________


By:___________________________________________________________

      Print Name:_____________________________________________

      Title:__________________________________________________


                                   SAMPLE ONLY
                               [NOT FOR EXECUTION]


                                  Exhibit "G"
                                     Page 2

                              RULES AND REGULATIONS


A. GENERAL RULES AND REGULATIONS. The following rules and regulations govern the use of the Building and the Premises. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside of the Building or the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Premises and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

4. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Premises except as may be expressly permitted under the Lease.

5. Omitted.

6. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7. Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. Landlord will not be responsible for loss of, or damage to, any equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

8. Omitted.

9. Omitted.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule.

11. Tenant may install an antenna, satellite dish, microwave dish or other device on the roof of the Building in accordance with the provisions of the Lease.

12. Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Landlord shall provide a dumpster for Tenant's use during the Term of the Lease. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

13. Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Premises any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as may be appropriate to avoid damage to the Building.

                                  EXHIBIT "H"
                                     Page 1

14. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

15. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

16. Omitted.

17. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant.

18. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.